EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: September 10, 2025

Westbourne River Event Master Fund

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

Tetragon Financial Group Limited

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

TFG Asset Management L.P.

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

TFG Asset Management GP Ltd.

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

TFG Asset Management US LP

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

TFG Asset Management UK LLP

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

Tetragon Financial Management L.P.

By:	/s/ Reade E. Griffith
Name:	Reade E. Griffith
Title:	Authorized Signatory

/s/ Patrick G.G. Dear
Patrick G.G. Dear

/s/ Reade E. Griffith
Reade E. Griffith